UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021
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OPTINOSE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38241	42-1771610
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Stony Hill Road, Suite 300
Yardley,Pennsylvania 19067
(Address of principal executive offices and zip code)

(267) 364-3500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPTN	Nasdaq Global Select Market

Item 1.01. Entry into a Material Definitive Agreement.

On November 16, 2021, OptiNose, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co., as representative of the underwriters listed therein (the “Underwriters”), in connection with a previously announced public offering (the “Offering”) of 28,750,000 shares of Company’s common stock, $0.001 par value per share (“Common Shares”), at a public offering price of $1.60 per share less underwriting discounts and commissions (such 28,750,000 shares includes the exercise in full by the Underwriters of their option to purchase an additional 3,750,000 Common Shares)

The net proceeds from the Offering are expected to be $43.2 million after deducting underwriting discounts and commissions before offering expenses. The Company intends to use the proceeds from the Offering for working capital and general corporate purposes, including the commercialization and clinical development of XHANCE, the clinical development of XHANCE for a follow-on indication for the treatment of chronic sinusitis and other potential development programs.

The Offering is being made pursuant to a prospectus supplement dated November 16, 2021 and an accompanying prospectus dated August 31, 2021, pursuant to a Registration Statement (No. 333-258707) on Form S-3, which was filed by the Company with the Securities and Exchange Commission (“SEC”) on August 11, 2021 and declared effective by the SEC on August 31, 2021.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (“Securities Act”), other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.
The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and which is incorporated herein by reference. Hogan Lovells US LLP, counsel to the Company, delivered an opinion as to legality of the issuance and sale of the Shares in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 8.01. Other Events

Changes to Board of Directors

In connection with the closing of the Offering and participation at a certain level in the Offering by entities affiliated with MVM Partners LLP (“MVM”), the Company intends to increase the size of its board of directors (the “Board”) from six to eight members and, subject to the recommendation of the Nominating and Governance Committee of the Board (the “Nominating Committee”) and approval by the Board, appoint two representatives of MVM to the Board to fill such vacancies. Any MVM representatives will be reasonably acceptable to the Nominating Committee and the Board and shall comply with the requirements of the charter for, and related guidelines of, the Nominating Committee.

Common Shares Outstanding

Upon the closing of the Offering, the Company had 82,199,567 Common Shares outstanding

The Company issued press releases announcing the launch, pricing and closing of the Offering on November 15, 2021, November 16, 2021 and November 18, 2021, respectively. Copies of these press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are each incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 16, 2021, by and between OptiNose, Inc. and Piper Sandler & Co.
5.1	Opinion of Hogan Lovells US LLP
23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1)
99.1	Press Release issued by OptiNose, Inc., dated November 15, 2021
99.2	Press Release issued by OptiNose, Inc., dated November 16, 2021
99.3	Press Release issued by OptiNose, Inc., dated November 18, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OptiNose, Inc.
By: /s/ Keith A. Goldan
Keith A. Goldan
Chief Financial Officer
Date: November 18, 2021